                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

   Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934


       Date of Report (Date of earliest event reported): October 1, 1998

                            Cox Communications, Inc.
       -----------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)





          1-6590                                        58-2112288
-------------------------------------------------------------------------------
(Commission File Number)                 (I.R.S. Employer Identification Number)

       1400 Lake Hearn Drive
       Atlanta, Georgia                                          30319
-------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)


                                 (404) 843-5000
           ----------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 1, 1998, Cox Communications, Inc. ("CCI") completed the acquisition of a cable television system located in Las Vegas, Nevada, and certain related businesses owned by Prime South Diversified, Inc. ("PSDI") for a combination of cash and CCI stock (the "Las Vegas Acquisition") with an aggregate value of approximately $1.3 billion, including the refinancing of certain PSDI indebtedness. A copy of CCI's press release announcing consummation of the Las Vegas Acquisition is being filed as exhibit 99.1 with this report.

         As part of the Las Vegas Acquisition, CCI acquired (i) Community Cable TV ("CCTV"), the cable television system serving Las Vegas; (ii) Hospitality Network, Inc., a provider of resort-hotel room video entertainment and interactive services in Las Vegas and other gaming cities domestically and internationally; (iii) PrimeTel of Nevada, a provider of video, voice and data to multiple dwelling units; (iv) a 35% interest in NextLink Nevada, a facilities-based provider of commercial local and interexchange telecommunications services; (v) a 33% interest in Las Vegas One, the market's only 24-hour television news operation; and (vi) various ownership interests in other diversified PSDI investments.

         The Las Vegas Acquisition was structured as a merger of PSDI with and into Cox Communications Las Vegas, Inc., a wholly owned subsidiary of CCI ("CCLV"), with CCLV as the surviving corporation. G.C. Investments and Barbara
J. Greenspun, as trustee of the Unified Credit Trust created under a Declaration of Trust dated December 6, 1988, (collectively, the "Greenspun Shareholders") owned a majority interest in PSDI, and the remaining PSDI interests were held by Prime Cable of Austin, Texas, and various individual and institutional investors. Prime Cable and the other investors received an aggregate of approximately $138.2 million in cash for their interests in PSDI, and the Greenspun Shareholders received approximately $50.9 million in cash, 5,667,709 shares of CCI's Class A Common Stock and 2,418,186 shares of CCI's Series A Convertible Preferred Stock (the "Series A Stock"). In addition, CCI assumed and refinanced approximately $775 million of outstanding PSDI indebtedness, including certain contingent interest obligations, in connection with the Las Vegas Acquisition. To refinance the PSDI indebtedness and fund the cash payments to PSDI shareholders, CCI used a combination of a portion of the proceeds from its July public offerings of debt securities and drawdowns from its commercial paper program and revolving credit facilities.

         The Series A Stock is a newly created series of preferred stock issued in accordance with CCI's certificate of incorporation, which authorizes 5,000,000 shares of preferred stock. All of the issued and outstanding shares of Series A Stock are held by the Greenspun Shareholders. CCI has no other issued or outstanding preferred stock. The following summary of the material terms of the Series A Stock is qualified in its entirety by reference to the Certificate of Designations of Powers, Preferences and Rights of the Series A Stock, a copy of which is being filed as exhibit 3.1 to this report.

- Dividends. Holders of Series A Stock are entitled to dividends only when, and to the extent that, dividends are declared on the Series A Stock by the board of directors of CCI.

- Ranking. In the event that CCI liquidates, holders of Series A Stock are entitled to receive $44.275 per share, plus any accrued and unpaid dividends (the "Liquidation Price"), before holders of CCI's common stock receive any distributions.

- Voting. Holders of Series A Stock are entitled to one vote per share, and such holders vote together with the holders of Class A Common Stock on all matters upon which holders of Class A Common Stock are entitled to vote.

- Antidilution. The number of outstanding shares of Series A Stock is subject to adjustment upon the occurrence of certain diluting events which affect the number of outstanding shares of Class A Common Stock.

- Pre-emptive Rights. Holders of Series A Stock have the right to purchase additional shares of Series A Stock if CCI or its affiliates contribute assets or cash to CCLV.

- Conversion. Shares of Series A Stock are convertible into shares of Class A Common Stock at the option of the holders (an "Optional Conversion") only after October 1, 2003, a change in control of CCI or notification of the liquidation of CCI, whichever first occurs. Shares of Series A Stock representing at least a majority of such shares then outstanding must be converted in any Optional Conversion, and holders of Series A Stock are entitled to a total of two Optional Conversions. Shares of Series A Stock are convertible into shares of Class A Common Stock pursuant to a formula based upon the fair market value of CCLV and the average closing price of the Class A Common Stock over a specified ten-day period (the "Average Closing Price"). Shares of Series A Stock will automatically convert into shares of Class A Common Stock if CCLV makes a distribution on its capital stock. The number of shares of Series A Stock to be automatically converted in the event of such a distribution will be determined by a formula based on the fair market value of the distribution and the Average Closing Price. In addition, upon any sale of all or substantially all of the assets of CCI, all outstanding shares of Series A Stock will automatically convert into shares of Class A Common Stock pursuant to a formula based on the fair market value of CCLV and the Average Closing Price.

- Redemption. Any time after October 1, 2028 or in the event that the Greenspun Shareholders no longer hold the investment power with respect to at least 50% of the then outstanding shares of Series A Stock, CCI may redeem all, but not less than all, of the outstanding shares of Series A Stock at the Liquidation Price.

         CCI also agreed that any acquisition or merger involving a communications business in the Las Vegas area would be effected through CCLV and that, prior to any sale of a controlling interest in CCLV, substantially all of the assets of CCLV, CCTV or a line-of-business of CCLV, CCI shall first offer the Greenspun Shareholders an opportunity to purchase such controlling interest, assets, CCTV or line-of -business, as the case may be. Separately, CCI granted the Greenspun Shareholders certain demand and "piggy back" registration rights with respect to the shares of Class A Common Stock held by them or receivable upon conversion of the Series A Stock. The Greenspun Shareholders have agreed to only sell shares of Series A Stock for cash and that, prior to any sale of Series A Stock, they will first offer such shares of Series A Stock to CCI.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of business acquired.

         Audited financial statements of PSDI as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, as well as unaudited financial statements for the six months ended June 30, 1998, are included in this report beginning on page F-1.

(b)      Pro Forma financial information.

         Pro forma financial statements of CCI reflecting the Las Vegas Acquisition are included in this report beginning on pages P-1.

(c)      Exhibits.

         2.1 Agreement and Plan of Merger among CCI, CCLV, PSDI and the Greenspun Shareholders (incorporated by reference to CCI's report on Form 8-K dated May 8, 1998)

         3.1 Certificate of Designations of Powers, Preferences and Rights of the Series A Convertible Preferred Stock of CCI

         10.1 Registration Rights Agreement, dated as of October 1, 1998, among CCI and the Greenspun Shareholders

         10.2 First Offer Agreement, dated as of October 1, 1998, among CCI and the Greenspun Shareholders

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Ernst & Young LLP

         99.1     Press Release dated October 1, 1998

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                COX COMMUNICATIONS, INC.



         Dated: October 14, 1998                By: /s/ Andrew A. Merdek
                                                ----------------------------
                                                Andrew A. Merdek
                                                Corporate Secretary

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES

Audited Financial Statements
Report of Independent Auditors.........................................  F-2
Consolidated Balance Sheets at December 31, 1996 and 1997..............  F-3
Consolidated Statements of Operations for each of the three
  years in the period ended December 31, 1997..........................  F-4
Consolidated Statements of Redeemable Convertible Preferred
  Stock and Deficiency in Assets for each of the three years in the period ended December 31, 1997.......................................  F-5
Consolidated Statements of Cash Flows for each of the three
  years in the period ended December 31, 1997..........................  F-6
Notes to the Consolidated Financial Statements.........................  F-8



Unaudited Interim Financial Statements
Unaudited Condensed Consolidated Balance Sheet at June 30, 1998........  F-28
Unaudited Condensed Consolidated Statements of Operations for
  the six months ended June 30, 1998 and 1997..........................  F-29
Unaudited Condensed Consolidated Statements of Cash Flows for
  the six months ended June 30, 1998 and 1997..........................  F-30
Notes to the Unaudited Condensed Consolidated Financial Statements.....  F-32

                         Report of Independent Auditors



To the Board of Directors
Prime South Diversified, Inc.


We have audited the accompanying consolidated balance sheets of Prime South Diversified, Inc. and Subsidiaries (the "Company") as of December 31, 1996 and 1997, and the related consolidated statements of operations, redeemable convertible preferred stock and deficiency in assets and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Prime South Diversified, Inc. and Subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                             /s/ Ernst & Young LLP


Austin, Texas
March 25, 1998, except for the
   third paragraph of footnote 12,
   as to which the date is
   October 9, 1998

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1996 and 1997
                             (thousands of dollars)

                                                                                    1996            1997
                                                                                 ---------       ---------

                                       ASSETS
Cash and cash equivalents                                                        $   7,294       $   8,349
Accounts receivable, net                                                             7,683           8,954
Notes receivable                                                                     4,871           4,639
Prepaid expenses                                                                       387             442
Investments in affiliates                                                            6,371           6,568
Construction in progress and inventories                                            11,046          11,850
Property, plant and equipment, net                                                 161,965         191,811
Intangible assets:
    Goodwill                                                                       126,730         126,730
    Hotel contracts                                                                 12,384          12,427
    Other intangibles                                                                  670             515
                                                                                 ---------       ---------
                                                                                   139,784         139,672
    Less:  accumulated amortization                                                (48,356)        (63,424)
                                                                                 ---------       ---------
                                                                                    91,428          76,248
Deferred debt issuance costs, net                                                    5,392           4,546
Other assets                                                                            47             586
                                                                                 ---------       ---------
        Total assets                                                             $ 296,484       $ 313,993
                                                                                 =========       =========

                        LIABILITIES AND DEFICIENCY IN ASSETS

Accounts payable and accrued expenses                                            $  18,705       $  19,589
Accrued interest                                                                     4,315           5,881
Current income taxes payable                                                            --             125
Subscriber deposits and unearned income                                              6,837           7,596
Long-term debt                                                                     571,000         622,000
Contingent interest payable                                                         23,228          24,556
Capitalized lease obligation                                                         4,428           4,593
Deferred compensation liability                                                        137              --
                                                                                 ---------       ---------
        Total liabilities                                                          628,650         684,340

Commitments and contingencies

Minority interest in equity of consolidated subsidiary                               2,331           4,669

Class I convertible, redeemable preferred stock, $.01 par value,
    225,000 shares authorized and issued; none outstanding
    at December 31, 1996 and 1997                                                       --              --
Class II 8% cumulative, convertible preferred stock, $.01 par value,
    20,875 shares authorized and issued; 8,419 and 5,849 shares outstanding at December 31, 1996 and 1997, respectively; ($16,813,000 (1996)
    and $12,616,000 (1997) liquidation value)                                       16,813          12,616

Deficiency in assets:
    Common stock, $.01 par value, 100,000 shares of Class A convertible and 10,000 shares each of non-voting Class B convertible and
        Class C authorized; 48,256.1322 shares of Class A and
        1,743.8678 shares of Class B issued and outstanding at
        December 31, 1996 and 1997                                                       1               1
    Accumulated deficit                                                           (351,311)       (387,633)
                                                                                 ---------       ---------
        Total deficiency in assets                                                (351,310)       (387,632)
                                                                                 ---------       ---------
        Total liabilities and deficiency in assets                               $ 296,484       $ 313,993
                                                                                 =========       =========

                     The accompanying notes are an integral
                       part of the financial statements.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              for the years ended December 31, 1995, 1996 and 1997
                             (thousands of dollars)

                                                                1995            1996            1997
                                                             ---------       ---------       ---------
Revenues                                                     $ 121,729       $ 144,399       $ 163,524

Operating expenses:
     Cable television and video system expenses                 65,792          75,830          87,117
     Management fees and other administrative expenses           5,175           6,071           6,823
     Depreciation and amortization                              43,936          44,992          49,292
                                                             ---------       ---------       ---------

Income from operations                                           6,826          17,506          20,292

Interest expense                                               (51,195)        (57,076)        (52,268)
Interest income                                                    449           1,903           1,529
Gain (loss) on disposal of assets                                 (538)            595            (259)
Writedown of investment                                             --              --          (1,967)
Writedown of assets                                                 --             (51)             --
Litigation settlement income                                         8              --              --
                                                             ---------       ---------       ---------

Loss before equity in income (loss) of affiliates, net,
     income tax benefit (expense) and minority interest        (44,450)        (37,123)        (32,673)

Equity in income (loss) of affiliates, net                      (8,701)         22,729             189
Income tax benefit (expense)                                     1,450            (350)           (197)
                                                             ---------       ---------       ---------

Net loss before minority interest                              (51,701)        (14,744)        (32,681)

Minority interest in net income of
     consolidated subsidiary                                        --          (2,361)         (2,338)
                                                             =========       =========       =========
Net loss                                                     $ (51,701)      $ (17,105)      $ (35,019)
                                                             =========       =========       =========














                     The accompanying notes are an integral
                        part of the financial statements.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE
                    PREFERRED STOCK AND DEFICIENCY IN ASSETS
                    (thousands of dollars, except share data)



                                          Redeemable Convertible                      Deficiency in Assets
                                              Preferred Stock           ---------------------------------------------
                                        -----------------------------       Common        Accumulated
                                          Class I        Class II           Stock           Deficit           Total
                                        ------------   --------------   -------------   --------------   --------------

Balances,
   December 31, 1994                    $    65,000    $      35,730    $          1    $    (277,422)    $   (277,421)

Redemption of 6,780 shares of
   Class I preferred stock                   (6,780)               -               -                -                -

Accrued dividends                                 -            2,859               -           (2,859)          (2,859)

Net loss for the year
   ended December 31, 1995                        -                -               -          (51,701)         (51,701)
                                        -----------    -------------    ------------    -------------     ------------

Balances,
   December 31, 1995                         58,220           38,589               1         (331,982)        (331,981)

Redemption of 58,220 shares of
   Class I preferred stock                  (58,220)               -               -                -                -

Accrued dividends                                 -            2,224               -           (2,224)          (2,224)

Redemption of 12,456 shares of
   Class II preferred stock                       -          (24,000)              -                -                -

Net loss for the year
   ended December 31, 1996                        -                -               -          (17,105)         (17,105)
                                       ------------   --------------   -------------   --------------   --------------

Balances,
   December 31, 1996                              -           16,813               1         (351,311)        (351,310)

Redemption of 2,570 shares
   of Class II preferred stock                    -           (5,500)              -                -                -

Accrued dividends                                 -            1,303               -           (1,303)          (1,303)

Net loss for the year
   ended December 31, 1997                        -                -               -          (35,019)         (35,019)
                                       ------------   --------------   -------------   --------------   --------------

Balances,
   December 31, 1997                   $         -    $      12,616    $          1    $    (387,633)   $    (387,632)
                                       ============   ==============   =============   ==============   ==============





                     The accompanying notes are an integral
                       part of the financial statements.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              for the years ended December 31, 1995, 1996 and 1997
                             (thousands of dollars)

                                                                     1995           1996           1997
                                                                   --------       --------       -------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                        $(51,701)      $(17,105)      (35,019)
   Adjustments to reconcile net loss to net
        cash provided by operating activities:
      Depreciation                                                   23,796         27,658        34,120
      Amortization of intangibles                                    20,140         17,334        15,172
      Contingent and deferred interest                               10,177         10,299         1,328
      Deferred taxes benefit                                           (872)            --            --
      Amortization of deferred debt issuance costs                    1,193          1,194           967
      (Gain) loss on disposal of assets                                 303           (595)          259
      Writedown of investment                                            --             --         1,967
      Writedown of assets                                               238             51            --
      Equity in (income) loss of affiliates, net                      8,701        (22,729)         (189)
      Litigation settlement income                                       (8)            --            --
      Minority interest in net income of
        consolidated subsidiary                                          --          2,361         2,338
                                                                   --------       --------       -------

                                                                     11,967         18,468        20,943
   Net increase in accounts receivable,
      prepaid expenses and other assets                                (351)        (2,428)       (1,831)
   Net increase (decrease) in accounts payable, accrued
      expenses, income taxes payable, subscriber deposits and
      unearned income and deferred compensation liability             3,101         (5,831)        3,176
                                                                   --------       --------       -------

   Net cash provided by operating activities                         14,717         10,209        22,288
                                                                   --------       --------       -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Distributions from Prime Cable Income Partners, L.P.                  40          3,903           508
   Distributions from Prime Cable of Fort Bend, L.P.                     --            300            38
   Distributions from Prime Cable Growth Partners, L.P.                   5            244           266
   Distributions from Prime Cable of Hickory, L.P.                       --             --           425
   Distributions from Prime Venture I Holdings, L.P.                  7,100         14,118         2,920
   Increase in intangible assets                                     (1,316)        (3,864)           --
   Purchase of property, plant and equipment;
      construction in progress and inventories                      (43,692)       (57,826)      (64,779)
   Investment in Nextlink Nevada                                         --         (1,595)       (5,498)
   Investment in MultiTechnology Services, L.P.                          --         (3,500)         (590)
   Investment in Las Vegas One                                           --             --           (50)
   Issuance of notes receivable                                      (3,522)          (171)           --
   Collection of notes receivable                                        --            129           232
   Proceeds from disposal of assets                                      83            169           236
                                                                   --------       --------       -------

   Net cash used in investing activities                            (41,302)       (48,093)      (66,292)
                                                                   --------       --------       -------


                     The accompanying notes are an integral
                       part of the financial statements.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              for the years ended December 31, 1995, 1996 and 1997
                             (thousands of dollars)

                                                                               1995             1996             1997
                                                                          -------------     -------------   --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from borrowings                                                      34,400           124,600           54,500
   Repayment of bank debt                                                             -            (2,000)          (3,500)
   Repayment of capitalized lease obligation                                       (232)             (255)            (320)
   Redemption of  Class I preferred stock                                        (6,780)          (58,220)               -
   Redemption of Class II preferred stock                                             -           (24,000)          (5,500)
   Dividend to minority shareholder of
      consolidated subsidiary                                                         -               (30)               -
   Deferred debt issuance costs                                                      (8)           (1,332)            (121)
                                                                          -------------     -------------      -----------
   Net cash provided by financing activities                                     27,380            38,763           45,059

CASH AND CASH EQUIVALENTS:
   Increase during the year                                                         795               879            1,055
   Beginning balance                                                              5,620             6,415            7,294
                                                                          -------------     -------------   --------------
   Ending balance                                                         $       6,415     $       7,294   $        8,349
                                                                          =============     =============   ==============

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash interest paid                                                     $      38,317     $      55,333   $       48,408
                                                                          =============     =============   ==============
   Reimbursement of fiber construction
      costs through issuance of note receivable                           $         858
                                                                          =============

SUPPLEMENTAL SCHEDULE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES:
   Capital lease obligation incurred                                                        $       2,589   $          485
                                                                                            =============   ==============
   Cancellation of note receivable in
      exchange for partnership interest of CSLV                                             $       3,691
                                                                                            =============
   Note received in consideration of assets
      sold to Telecommunications of Nevada, LLC                                             $       5,000
                                                                                            =============
   Accrual of dividends on preferred stock                                $       2,859     $       2,224   $        1,303
                                                                          =============     =============   ==============




                     The accompanying notes are an integral
                       part of the financial statements.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       Formation and Organization

         Prime South Diversified, Inc. ("PSD"), a Delaware corporation, was organized in December 1993 to participate in the ownership and operation of cable television systems and related media and communications services.

2.       Summary of Significant Accounting Policies

         Principles of Consolidation

         The consolidated financial statements include the accounts of PSD and its subsidiaries Community Cable TV (CCTV), Prim South Holdings, Inc.
         (PSH) and Prime Venture I, Inc. (Venture) (collectively "Diversified"). All intercompany items and transactions have been eliminated.

         Investments

         Investments of PSD and its consolidated subsidiaries in less than majority-owned entities over which they or their affiliates exercise significant influence regarding operating and financial policies are accounted for using the equity method. Equity in losses from limited partnership interests are recorded until such time as the investments are reduced to zero. Equity in losses from general partnership interests are recorded as allocated in accordance with the partnership agreement until such time as all limited partnership interests are reduced to zero, at which time all of the entities' losses are recorded up to the maximum exposure of the general partner.

         Construction in Progress and Inventories

         Inventories are carried at the lower of cost (weighted average unit cost) or market. Construction in progress is reclassified to cable television distribution systems as each segment of the plant is activated. Construction in progress includes internal and external costs incurred in the construction of the cable television distribution systems. Internal costs include direct labor, transfers from inventories, and construction overhead costs.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued



2.       Summary of Significant Accounting Policies, continued

         Property, Plant and Equipment

         Depreciation is computed by the straight-line method over the estimated useful lives of the assets (9 to 12 years) for cable television distribution systems and the lesser of useful life or hotel contract term (generally 5 years) for video systems equipment. Assets recorded under capital leases are amortized by the straight-line method over the initial term of the lease and included in depreciation. The composite method is used for cable television distribution systems. Under the composite method, proceeds from retirements of cable television distribution system assets are credited to accumulated depreciation. Gains or losses on disposition of property, plant and equipment (other than cable television distribution systems) are credited or charged to income. Maintenance and repairs are charged to expense as incurred. Expenditures for major renewals and betterments are capitalized.

         Intangible Assets

         Intangible assets are amortized over periods ranging from 3 to 10 years, depending on the remaining legal or estimated useful life of the asset involved. It is Diversified's policy to assess, on an ongoing basis, the recoverability of recorded intangible assets by considering, among other things, estimates of undiscounted cash flows from operations. Diversified also evaluates, on an ongoing basis, the amortization periods of intangible assets to determine whether those lives remain appropriate given current events or circumstances.

         Deferred Debt Issuance Costs

         Debt issuance costs are deferred and amortized over the term of the related debt using a method that approximates the interest method.

         Revenue Recognition

         Cable television subscribers are billed in advance for most revenues. Such billings are deferred until the period in which earned. For all other services, CCTV and Subsidiaries bills and recognizes revenues in the period they are earned.

         Advertising Expenses

         CCTV and Subsidiaries expenses advertising costs as incurred. Advertising expenses, net of reimbursements, were approximately $673,000, $914,000 and $1,394,000 for the years ended December 31,
         1995, 1996 and 1997, respectively.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


2.       Summary of Significant Accounting Policies, continued

         Income Taxes

         Diversified accounts for income taxes using the liability method as required by the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. Changes in tax rates are recognized in the year the new legislation is enacted.

         Diversified files a consolidated tax return which includes the operations of PSH, Venture and CCTV and Subsidiaries. A tax-sharing agreement has been entered into by members of the Diversified consolidated group which calls for payments to be made to PSD only if the member (on a separate company basis) and the group (on a consolidated basis) have a current income tax liability.

         Cash and Cash Equivalents

         Diversified considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents.

         Concentrations of Credit Risk

         Financial instruments which potentially subject Diversified to concentrations of credit risk are primarily cash, temporary investments, and accounts receivable. Excess cash is invested in high quality short-term liquid money instruments issued by highly-rated financial institutions.

         Though limited to one geographical area, the concentration of credit risk with respect to CCTV's receivables is minimized due to the large number of customers, individually small balances, short payment terms and required deposits.

         Fair Value of Financial Instruments

         Fair value and carrying amounts for financial instruments may differ due to instruments which provide fixed interest rates or contain fixed interest rate elements. Inherently, such instruments are subject to fluctuations in fair value due to subsequent movements in interest rates. The carrying amounts of cash, cash equivalents and receivables approximate fair value due to their short-term nature. The carrying amount of Diversified's borrowings under its bank debt approximates fair value.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


2.       Summary of Significant Accounting Policies, continued

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Reclassification

         Certain amounts from prior years have been reclassified for comparative purposes.

3.       Management and Consulting Agreements with Related Parties

         Venture is a party to a management agreement under which Prime II Management, L.P. ("PMLP") manages, at no expense to Venture, the day to day operations of Venture. In addition, PMLP provides management services to Venture's investee affiliates and is paid management fees based on the revenues of the cable television systems, generally at a rate of 5%. In connection with this agreement, Venture receives 20% of all management fees earned by PMLP under contracts with entities in which Venture has a direct investment, excluding the CCTV management agreement. During the years ending December 31, 1995, 1996 and 1997, Venture earned $904,000, $620,000 and $15,000, respectively, pursuant to the agreements.

         CCTV is a party to management and consulting agreements with PMLP and Greenspun, Inc. Under the agreements, PMLP and Greenspun, Inc. receive fees equal to 3% and 1%, respectively, of the consolidated revenues of CCTV and Hospitality Network, Inc. In addition to the management fees, PMLP is reimbursed for certain out-of-pocket expenses. Fees incurred under the agreements were $4,876,000, $5,855,000 and $6,637,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

         PMLP and the Greenspuns are shareholders of PSD. PSD's officers are shareholders of Greenspun, Inc. and Prime II Management, Inc., the general partner of PMLP.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued




4.       Accounts Receivable

         Accounts receivable consisted of the following (thousands of dollars):

                                                         December 31,
                                                   -----------------------
                                                      1996         1997
                                                   ---------   -----------

          Accounts receivable, trade               $   7,694   $     9,257
          Accounts receivable, affiliates                339           149
          Accounts receivable, other                     741           848
          Less allowance for doubtful accounts        (1,091)       (1,300)
                                                   ---------   -----------
          Accounts receivable, net                 $   7,683   $     8,954
                                                   =========   ===========

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


5.       Notes Receivable and Investments in Affiliates

         The following equity investments were held at December 31, 1997:

                                                                         (000's)
                                                                         -------
                                                              December 31,      1997 share
                                                                  1997              of
                                 Investment                    book value      income (loss)
           -----------------------------------------------    ------------     ------------

           Venture
           -------

                  Prime Venture I Holdings, L.P.
                    17% GP interest                              $1,779          $ 2,338

                  Prime Cable Growth Partners, L.P.
                    ("Growth Partners")
                    1% GP interest                                  257              141

                 Divested entities                                                 1,103

            CCTV and Subsidiaries
            ---------------------

                 Telecommunications of Nevada, LLC
                    ("Nextlink Nevada")
                    35% GP interest                               3,482           (2,271)

                 MultiTechnology Services, L.P. ("MTS")
                    6.30% Class A interest/ Cable Plus            1,000           (1,122)

                 Las Vegas News Channel, LLC
                    ("Las Vegas One")
                    33% interest                                     50               --
                                                                 ------          -------
                                                                 $6,568          $   189
                                                                 ======          =======


       Prime Cable Income Partners, L.P./Prime Cable of Ft. Bend, L.P.

       Venture held a 1% general partner interest in Prime Cable Income Partners, L.P. ("PCIP") and a 1% limited partner interest in Prime Cable of Fort Bend, L.P. ("Ft. Bend"). PCIP and Fort Bend owned and operated cable television systems in Houston, Texas and surrounding areas.

       On May 8, 1996, Ft. Bend and PCIP sold their cable systems for a combined sales price of $300,000,000 pursuant to an agreement executed in October 1995. In 1996, Venture received $300,000 from its Ft. Bend interest and $3,893,367 from its PCIP interest. Additionally, Venture received $14,361,000 in 1996 through its interests in Growth Partners and PVIH, both of which held interests in Ft. Bend.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


5.       Notes Receivable and Investments in Affiliates, continued


         In 1997, Venture received residual distributions of $508,115 and $37,500 from PCIP and Ft. Bend, respectively. Additionally, Venture received $651,860 combined from PVIH and Growth Partners as a result of their interests in Ft. Bend.

         Prime Cable of Hickory, L.P.

         Venture holds a 1.6% general partner interest in Prime Cable of Hickory, L.P. ("Hickory"). On February 7, 1997, Hickory sold its cable television systems under an agreement executed in August 1996. On February 14, 1997, $24.4 million was distributed to Hickory's partners, of which Venture received related distributions of $353,985 and $1,150,553, the latter being a distribution from PVIH, which holds a general partner interest in Hickory. On November 17, 1997, the Hickory indemnity escrow fund was released. Venture received a total of $300,547 in related distributions, $229,841 from PVIH.

         Nextlink Nevada

         On April 20, 1995, CCTV entered into a loan agreement with City Signal of Las Vegas Limited Partnership ("CSLV"), an unrelated Nevada limited partnership which provided telephony services in and around Las Vegas, Nevada. Under the terms of the agreement, CCTV provided a term loan in the amount of $3,053,000 and revolving loans of $1,317,000 to CSLV (the "CSLV Notes").

         Proceeds from the loans were used by CSLV to pay creditors and make distributions to its partners, to pay CCTV $858,000 in connection with an agreement to equalize certain expenditures related to the construction of a fiber optic network, and for working capital purposes. Contemporaneously with the loan agreement, CCTV entered into an option agreement which granted CCTV the option to purchase 100% of the equity of CSLV.

         On April 16, 1996, CCTV formed a wholly-owned subsidiary, Community Tel ("CT"), a Nevada corporation, and subsequently contributed capital to CT consisting of CCTV's option to purchase 100% of the partnership interests of CSLV and the CSLV Notes. On April 30, 1996, CT exercised the CSLV option in accordance with its terms, which called for $100 cash consideration and cancellation of CSLV's obligations under the CSLV Notes. CSLV was subsequently liquidated.

         On April 30, 1996, CT contributed $875,000 for a 35% ownership interest in Nextlink Nevada. Nextlink Nevada is a Delaware limited liability corporation formed in April 1996 to provide telecommunications services in the Las Vegas metropolitan area and in the State of Nevada.

         Through December 31, 1997, CT had contributed $7,000,000 to Nextlink Nevada, the full amount of its capital commitment. CT accounts for this investment using the equity method.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

5.       Notes Receivable and Investments in Affiliates, continued


         Contemporaneously with the initial capital contribution, CT sold to Nextlink Nevada all of the assets acquired from CSLV, and Nextlink Nevada assumed the related liabilities, all in exchange for a $5,000,000 note receivable. After elimination of the 35% intercompany portion, CCTV and Subsidiaries recorded a gain of $700,000 on this sale transaction. The note receivable bears interest at the rate of 17.5% per annum, and is payable in equal quarterly installments of $266,885, with any remaining interest and principal due on the April 30, 2006 maturity date. The note is collateralized by substantially all of the assets of Nextlink Nevada.

         Also on April 30, 1996, Nextlink Nevada and CCTV entered into a transmission capacity agreement whereby Nextlink Nevada may utilize designated portions of the excess fiber optic capacity in CCTV's fiber optic network for the provision of certain telecommunications services. The agreement provides for monthly payments to CCTV of $195,250 (to be adjusted for use of any expanded fiber capacity), and has an initial term of ten years, with a renewal option for an additional ten years at the lower of $104,167 per month (plus expansion adjustments) or market rates.

         MTS

         On December 20, 1996, CCTV contributed $3,500,000 for a 6.30% Class A interest in MTS, a Texas limited partnership which provided local and long distance telephone, private cable television, energy management and related services to multi-dwelling units in designated markets. During 1997, CCTV invested an additional $588,000 in MTS. Due to the extent of the collective holdings owned by CCTV and its affiliates, CCTV's investment in MTS was accounted for using the equity method.

         On December 8, 1997, through a series of transactions, Cable Plus Holding Company ("Cable Plus") acquired all of the MTS partnership interest, issuing Cable Plus stock and warrants as consideration for the acquisition. As a result, CCTV currently owns less than 1% of the Cable Plus common stock and accounts for this investment using the cost method.

         Through December 8, 1997, CCTV recognized losses totaling $1,122,000 from the results of MTS operations. In December 1997, CCTV's net investment in Cable Plus was written down from $2,967,000 to $1,000,000, based on management's estimate of the approximate fair value of the investment.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued



5.       Notes Receivable and Investments in Affiliates, continued

         Las Vegas One

         CCTV has committed to invest approximately $2,600,000 over a five-year period in Las Vegas One, a Delaware limited liability corporation formed in December 1997 for the purpose of operating a 24-hour local news cable TV channel in the greater Las Vegas, Nevada metropolitan area. CCTV will have a one-third ownership interest in Las Vegas One, and an affiliate of CCTV will own a one-third interest. CCTV made a capital contribution of $50,000 in 1997 and an additional $200,000 contribution in February 1998. CCTV accounts for its investment in Las Vegas One under the equity method.

6.       Property, Plant and Equipment

         Property, plant and equipment, at cost, consisted of the following (thousands of dollars):

                                                            December 31,
                                                       ----------------------
                                                          1996        1997
                                                       ---------    ---------
           Cable television and video distribution
              systems                                  $ 295,067    $ 351,263
           Transportation equipment                        3,984        5,024
           Furniture and equipment                         9,224        9,979
           Land and buildings                                 49           49
           Property under capital leases                   5,339        5,810
                                                       ---------    ---------
                                                         313,663      372,125
           Less accumulated depreciation                (151,698)    (180,314)
                                                       ---------    ---------
           Property, plant and equipment, net          $ 161,965    $ 191,811
                                                       =========    =========

7.       Intangible Assets

         On March 28, 1996, CCTV acquired the cable television distribution system assets and the rights to serve related subscribers from the owner and operator of certain private cable television systems in apartment complexes located in the Las Vegas metropolitan area. The acquisition was accounted for as a purchase transaction, with $1,942,000 of the total $5,777,000 acquisition cost allocated to property, plant and equipment based upon current value. The allocation resulted in an excess of cost over net assets acquired of $3,835,000.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


8.       Long-Term Debt

         Long-term debt consisted of the following (thousands of dollars):

                                                  December 31,
                                              --------------------
                                                1996        1997
                                              --------    --------
             Revolving bank loan agreement    $321,000    $372,000
             Subordinated loan agreement       250,000     250,000
                                              --------    --------
                                              $571,000    $622,000
                                              ========    ========

         Bank Loan Agreement

         CCTV consummated a bank loan agreement (the "1994 Loan Agreement") using the proceeds to pay off the entire amount outstanding under existing CCTV and Hospitality bank loan agreements. On June 6, 1996, CCTV and Subsidiaries entered into an amendment to the 1994 Loan Agreement (see Note 12). CCTV and Subsidiaries has $405,000,000 ($33,000,000 remaining available) under the amended loan agreement, with borrowings bearing interest at the bank's prime rate plus 0.625%. At CCTV and Subsidiaries' option, all or a specified portion of the indebtedness may be fixed for periods ranging from one month to one year based on Eurodollar rates (adjusted for reserve requirements) plus 1.625% under the amended loan agreement. The interest rates are subject to reduction of up to .625% per annum for prime rate advances and up to 0.875% per annum for Eurodollar advances if certain financial tests are met. Based on the results of financial tests at December 31, 1997, the interest rates were reduced by .25%. At December 31, 1997, the rates of interest, including adjustments, on all outstanding advances under the loan agreement were fixed under short-term (up to three months) Eurodollar contracts ranging from 7.2% to 7.4%.

         CCTV and Subsidiaries is required to pay a commitment fee equal to .375% per annum on the unused portion of the loan commitment. Interest and fees are payable quarterly.

         Beginning June 30, 1999, the loan commitment is reduced at the end of each calendar quarter as follows:

                                       Quarterly Reduction of
                                     Revolving Loan Commitment
                                     -------------------------
                        1999                $ 6,750,000
                        2000                $10,125,000
                        2001                $10,125,000
                        2002                $15,187,500
                        2003                $20,250,000
                        2004                $20,250,000
                        2005                $40,500,000

         The loan facility matures June 30, 2005.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

8.       Long-Term Debt, continued

         While CCTV and Subsidiaries may elect to reduce amounts due and available under the loan agreement through prepayments of not less than $5,000,000, commencing on May 1, 1999, a mandatory prepayment is required each May if, for the prior year ended December 31, CCTV and Subsidiaries' Operating Cash Flow (defined as net income before extraordinary items and gains and losses on asset sales, plus interest expense, bank fees, income taxes, depreciation, amortization, and other non-cash expenses) exceeds payments made for management and consulting fees, capital expenditures, capital lease obligations, required debt service, taxes, permitted shareholder distributions and permitted investments. CCTV and Subsidiaries is required to make a prepayment in the amount of 50% of such excess. Additionally, a mandatory prepayment may be required in the event of asset sales (other than dispositions of obsolete inventory and equipment in the ordinary course of business) or private or public debt or equity offerings.

         All such prepayments permanently reduce the amounts due and available under the loan agreement. The loan agreement is collateralized by all CCTV and Subsidiaries' assets, guarantees from all of CCTV's subsidiaries, the capital stock of CCTV, and a pledge of all rights by PMLP and Greenspun, Inc. under their management and consulting agreements. In addition, numerous requirements and restrictions are imposed, including limitations on indebtedness, payments, purchases and capital expenditures. In addition, certain financial ratios must be maintained.

         In connection with the June 1996 amendment to the loan agreement, CCTV paid $1,333,000 in bank and legal fees which are being amortized to interest expense over the term of the agreement.

         CCTV has entered into an interest rate protection arrangement whereby a notional amount of $175,000,000 is capped at a rate of 8% for a two year period ending June 23, 1999. Related transaction fees totaling $121,000 are being amortized to interest expense over the term of the agreement.

         Subordinated Loan Agreement

         Diversified consummated a $250,000,000 term credit agreement (the "Bell South Loan") with Bell South Enterprises, Inc. ("Bell South") available in one or more advances during the three years ending January 14, 1997. Proceeds from the $250,000,000 advanced were used to acquire CCTV stock for $25,000,000 with the remaining $225,000,000 used to redeem Class I and II preferred stock.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


8.       Long-Term Debt, continued

         Borrowings bear interest at 10% per annum payable semi-annually on June 30 and December 31, subject to increase after December 31, 1995 to 11% based upon Diversified's ratio of total debt to annualized operating cash flow. Interest in excess of 10% will generally be deferred and payable at maturity, with such deferred interest treated as principal for purposes of calculating total debt and in determining the amounts available for borrowing.

         Upon full payment of the Bell South Loan or upon exercise of the Subsequent Option (hereinafter defined), Diversified will pay Bell South "Contingent Interest" equal to 15% of the CCTV Value (defined as fair market value of CCTV less $250,000,000 and less any deferred interest outstanding under the Bell South Loan agreement). Contingent Interest is accrued ratably over the period from the merger date to January 2000 based on an estimate of the CCTV Value at each year end. Included in the accrued interest liability at December 31, 1997 and interest expense for 1997, 1996 and 1995 is Contingent Interest expense of $1,328,000, $10,398,000 and $10,176,000, respectively. Diversified must also pay Contingent Interest equal to 15% of any dividends or distributions received from CCTV, except for such amounts received related to the redemption of PSD's preferred stock or Class C common stock. No such payments were required in 1997, 1996 or 1995.

         Concurrent with consummation of the Bell South Loan agreement, PSD's stockholders granted Bell South options to acquire all PSD common and Class I preferred stock in two phases. The Initial Option (first phase) was not exercised by Bell South.

         Under the Subsequent Option (second phase), which may be exercised in January 2000 or January 2001, Bell South can acquire all shares of PSD's outstanding common stock (with the exception that certain shares may be excluded at the option of a specified shareholder). The exercise price of the Subsequent Option is equal to the CCTV Value reduced by the amount of outstanding Contingent Interest, prorated based on the number of shares being purchased. Prior to 1996, Class I preferred stock was outstanding and included as a component of the Subsequent Option calculation. As noted above, this stock has been redeemed and is no longer included as such.

         The option agreement terminates at the earlier to occur of (a) January 14, 2001; (b) in the event the Bell South Loan is accelerated due to a default in connection with management changes, the date of such event of default; (c) after the fourth anniversary of the option agreement, on the date that all obligations under the Bell South Loan are satisfied and Bell South does not make an offer to purchase more than 50% of outstanding PSD common stock; or (d) upon a foreclosure sale of the Bell South Loan collateral.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


8.       Long-Term Debt, continued

         The Bell South Loan matures on the later of January 14, 2001 or six months after the closing or expiration of the Subsequent Option. However, maturity of the loan will be accelerated in the event of the sale of 50% or more of PSD's common stock, or the sale of all of the outstanding stock of PSH, or the sale of substantially all of PSD's assets or of CCTV, in which event, maturity will be at the closing date of such a sale.

         The Bell South Loan is subordinate in all respects to amounts outstanding under the CCTV Bank Loan Agreement and is collateralized by a pledge of all PSD and PSH common stock. In addition, it subjects Diversified to numerous requirements and restrictions, including limitations on indebtedness, asset sales, payments, and purchases. In addition, certain financial ratios must be maintained.

         Commencing on the third anniversary of the Bell South Loan, the loan may be prepaid in full, but not in part, with prepayment penalties ranging from 6% during the fourth year of the loan to 1.5% in the seventh year.

         Diversified paid bank and legal fees during 1994 of approximately $1,258,000 which are being amortized to interest expense over the life of the agreement.

9.       Preferred Stock and Common Stock

         In January and May 1996, 58,220 shares of Class I preferred stock (representing the remaining outstanding shares) were redeemed for $58,220,000.

         The Class II preferred stock is non-voting, and accrues dividends cumulatively at 8% per annum, whether or not declared and whether or not there are profits, surplus, or other funds available. Such dividends cannot be paid until all Class I preferred stock is redeemed (which occurred in 1996). Upon redemption or conversion of all Class I preferred stock, the Class II preferred stock is subject to ratable mandatory redemption at $1,587 per share plus accrued, unpaid dividends. Accrued and unpaid dividends were approximately $5,464,000, $3,451,00 and $3,332,000 as of December 31, 1995, 1996 and 1997,
         respectively. Upon Bell South's exercise of the Subsequent Option, Class II preferred stock automatically converts at its redemption price into Class A common stock, or at the election of the holder, Class B common stock. The conversion price of the common stock is based on the CCTV Value. The holders of Class II preferred stock have a liquidation preference over holders of common stock.

         In May and September 1996, a total of 12,456 shares of Class II preferred stock were redeemed for $24,000,000. On November 25, 1997, 2,570 shares of Class II preferred stock were redeemed for $5,500,000. To fund these and the above-mentioned Class I redemptions, $64,000,000 was advanced under the Bell South Loan with the remainder funded from investee distributions.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


9.       Preferred Stock and Common Stock, continued

         The Class A common stock is voting, participates in dividends only after the full redemption or conversion of both classes of preferred stock, and is convertible at any time into the same number of shares of Class B common stock.

         The Class B common stock is non-voting and participates in dividends only after the full redemption or conversion of both classes of preferred stock. In the event of a public offering or public sale of Class A common stock or a sale under the Bell South option, Class B common stock is convertible, at the holder's option, one for one, into Class A common stock.

         The Class C common stock is non-voting, and is entitled to dividends equal to proceeds received by Diversified from limited partnership investments acquired with funds designated for redemption of Class I preferred stock made available by the designation of shares as excluded shares. The holders of Class C common stock have a liquidation preference over holders of all other classes of common stock for such unpaid dividends.

10.      Income Taxes

         Significant components of deferred tax assets and liabilities are as follows (thousands of dollars):

                                                                        December 31,
                                                                    --------------------
                                                                       1996      1997
                                                                    ---------   --------
        Deferred tax assets:
             Interest expense for books
               not deducted for tax                                 $   8,130    $ 8,595
             Tax basis of investments in partnerships in
               excess of book basis                                     3,699      1,204
             Loss and credit carryforwards                             25,157     32,673
             Other                                                      1,524      2,542
                                                                    ---------    -------
             Total deferred tax assets                                 38,510     45,014
             Valuation allowance                                      (29,177)    36,581)
                                                                    ---------    -------
               Net deferred tax assets                                  9,333      8,433


        Deferred tax liabilities:
             Book basis in property, plant & equipment
               & intangibles in excess of tax basis                    (9,333)    (8,215)
             Other                                                                  (218)
                                                                    ---------    -------
             Total deferred tax liabilities                            (9,333)    (8,433)
                                                                    ---------    -------
               Net deferred tax liability                           $     -0-    $    -0-
                                                                    =========    =======

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


10.      Income Taxes, continued

         At December 31, 1997 Diversified has tax net operating loss carryforwards of $89,240,000, investment tax credit carryforwards of $621,000 and alternative minimum tax credit carryforwards of $796,000. The net operating loss carryforwards and investment tax credit carryforwards will expire beginning in 2001 and 1998, respectively. The alternative minimum tax credits do not expire. Approximately $42,829,000 of the net operating loss and all of the investment tax credit carryforwards resulted from losses of CCTV and Venture prior to their acquisition by PSD and utilization of the carryforwards is subject to the separate return limitations and ownership change limitations.

         A valuation allowance has been recognized to offset a portion of the deferred tax assets related to these carryforwards. When realized, the tax benefits associated with CCTV's and Venture's pre-acquisition activity will be applied to reduce goodwill and other non-current intangibles related to the acquisitions of CCTV and Venture and then income tax expense.

         The valuation allowance increased by $7,404,000 during 1997 as a result of operating losses incurred, the benefits of which may not be realizable.

         The significant components of income tax benefit (provision) are as follows:


                                                  Year ended December 31,
                                                 --------------------------
                                                   1995      1996     1997
                                                 -------   -------   ------

        Current state                            $   578   $  (68)   $ (276)
        Current federal                                -     (282)       79
        Deferred state                                 -        -         -
        Deferred federal                             872        -         -
                                                 -------   ------    ------
        Total                                    $ 1,450   $ (350)   $ (197)
                                                 =======   ======    ======

         The Company's provision for income taxes differs from the expected provision (benefit) amount computed by applying the statutory federal income tax rate of 34% to income (loss) before income taxes and minority interest for 1995, 1996 and 1997 as a result of the following (in thousands):

                                                      Year ended December 31,
                                                    ---------------------------
                                                     1995       1996      1997
                                                    ------     ------    ------
         Benefit computed at statutory rate             35%        35%      35%
         State income taxes, net of federal affect     1.1       (0.5)    (0.8)
         Future benefits not currently recognized    (33.4)     (36.9)   (34.8)
                                                     -----      -----    -----
         Total benefit (provision)                     2.7%      (2.4)%   (0.6)%
                                                     =====      =====    =====

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued



11.      Commitments and Contingencies

         Obligation to Service PSD Debt

         Advances under the Bell South Loan are subordinate in all respects to amounts outstanding under CCTV's bank loan agreement and are collaterized by a pledge of all PSD and PSH stock.

         Upon the occurrence of an Event of Default, as defined in the Bell South Loan agreement, the holder of the note issued in connection with the agreement (the "Bell South Noteholder") may declare the loan immediately due and payable and may purchase from the banks the entire amount of their interest in CCTV's bank loan agreement. If the accelerated amounts due are not paid in full, including the amounts due under the bank loan agreement, and if such amounts have been accelerated under the terms of that agreement, the Bell South Noteholder may exercise its rights under the security agreements, including voting the stock of PSD and PSH, assuming operational control of PSD, CCTV and their 100% owned subsidiaries, and selling all or part of the stock of PSD or PSH with the proceeds to be applied to the outstanding loans and to expenses incurred in connection with the acceleration and sale, with any excess payable to the shareholders in proportion to their interests in the assets sold. Dividends of $17,809,000, $32,418,000 and $24,999,000 were paid by CCTV in 1995,
         1996 and 1997, respectively, to provide PSD with funds to service the loan.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

11.      Commitments and Contingencies, continued

         Lease Arrangements

         CCTV, as an integral part of its operations, has entered into short-term operating lease contracts for pole and conduit use, office facilities and equipment. Future annual minimum aggregate rentals under such operating leases approximate $1,243,000 at December 31, 1997. Rent expense for the years ended December 31, 1995, 1996 and 1997 was $1,411,000, $1,400,000 and $1,411,000, respectively.

         In November 1992 and September 1996, CCTV entered into two separate ten year non-cancelable capital leases with a related party. At December 31, 1997, approximate future minimum lease payments under the capitalized lease obligations were as follows:


         1998                                               $   713,000
         1999                                                   713,000
         2000                                                   713,000
         2001                                                   711,000
         2002                                                   642,000
         Later years                                          2,929,000
                                                            -----------
         Net minimum lease payment                            6,421,000
         Less amount representing interest                   (4,028,000)
                                                            -----------
         Present value of net minimum lease payments          2,393,000
         Guaranteed residual value                            2,200,000
                                                            ===========
         Present value of capitalized lease obligations     $ 4,593,000
                                                            ===========

         Contingent Payment Upon Sale

         In connection with the June 1986 purchase transactions, the Greenspuns agreed to pay or cause CCTV to pay to Times Mirror Company $2,500,000 at such time as the Greenspuns sold more than 50% of CCTV's common stock they held immediately after the June 27, 1986 stock transactions, or if all or substantially all of the assets of CCTV were sold.

         Certificates of Obligation

         In May 1988, CCTV issued Certificates of Obligation to holders of CCTV's debt securities as additional consideration to consent to the investment in Hospitality Network of Las Vegas (the "Joint Venture"). The Joint Venture merged into Hospitality Network, Ltd. in 1991. The Certificates provide for the Certificate holders to receive, collectively, participation interests equal to 10% of the excess distributions and proceeds from the Joint Venture after CCTV has recovered its capital investment. In connection with the retirement of senior secured notes and senior subordinated debentures, CCTV acquired 57.14% of the issued Certificates of Obligation.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


11.      Commitments and Contingencies, continued

         Employee Benefit Plans

         CCTV participates with other affiliated entities in a defined contribution pension plan sponsored by PMLP covering substantially all full-time employees who have completed one year of service. In 1992, Hospitality Network, Ltd. established a defined contribution plan for its employees over the age of 21 with one year of service. Both plans are subject to the provisions of Internal Revenue Code, Section 401(k). Contributions under the plans are determined as a percent of participating employee contributions and are at the discretion of the plans' sponsors. Matching contributions totaled $217,000, $149,000 and $83,000 for fiscal years 1997, 1996 and 1995, respectively.

         Litigation

         A class action complaint has been served against CCTV alleging improper late fee charges. Should a decision be rendered in favor of the plaintiff, this litigation could have a material adverse effect on CCTV's financial position and results of operations. Management believes that CCTV's late fee charges are fair and reasonable based on actual costs incurred, and that the amount of any potential damages resulting from a subsequent trial or settlement is currently not determinable, therefore, no provision for liability has been made in the financial statements.

         Diversified is involved in various lawsuits and legal proceedings which have arisen in the normal course of business. While the ultimate results of these matters cannot be predicted with certainty, management does not expect them to have a material adverse effect on the consolidated financial position of Diversified.

         Franchise Fee Audit

         In connection with an audit by Clark County on behalf of the various franchising authorities for the period January 1994 through December 1996, the county has disputed certain aspects of the methodology used by CCTV in the calculation of franchise fees which could result in the assessment of additional fees, penalties and interest totaling approximately $1,000,000. CCTV will appeal the audit findings, and management believes it has adequately reserved for potential losses.

         Cable Service Rate Regulation

         Beginning in April 1993, the Federal Communications Commission ("FCC") adopted regulations implementing the Cable Television Consumer Protection and Competition Act of 1992. Included are rules governing rates charged by cable operators for the basic service tier, the installation, lease and maintenance of equipment (such as converter boxes and remote control units) used by subscribers to receive this tier and for cable programming services other than programming offered on a per-channel or per-program basis (the "regulated services").

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


11.      Commitments and Contingencies, continued

         Generally, the regulations require affected cable systems to charge rates for regulated services that have been reduced to prescribed benchmark levels, or alternatively, to support rates using costs-of-service methodology. The FCC regulates CCTV's cable programming service ("CPS") rates and the local franchising authorities regulate CCTV's basic service rates.

         In February 1995, the FCC notified CCTV that a valid complaint had been filed in 1993 and requested filings supporting CPS rates implemented in September 1993 and CPS rates in effect on May 15, 1994. During 1996, the FCC approved CCTV's CPS rates.


         Current basic service and equipment rates have been approved by the local franchising authorities. CCTV has filed documents with the franchising authorities to support a basic service rate increase effective March 1, 1998. A filing with the FCC will only be required if the franchising authorities, upon receipt of customer complaints, request the FCC to review CPS rates.

         In February 1996, the Telecommunications Competition and Deregulation Act of 1996, which impacts the cable industry, was signed into federal law. Most notably, the bill allows cable system operations to provide telephony services, allows telephone companies to offer video services, and provides for deregulation of CPS rates during 1999. Management of Diversified believes the bill will not have a significant adverse impact on its consolidated financial position or consolidated results of operations.

         Year 2000 Issue - (Unaudited)

         Diversified has developed a plan to modify its information technology to be ready for the year 2000 and has begun converting critical data processing systems. Diversified anticipates there will be no significant additional costs associated with these conversions and expects to complete this project by early 1999 with no significant effect on operations.

12.      Subsequent Events

         Bank Loan Agreement

         On March 27, 1998, CCTV and Subsidiaries amended the June 6, 1996 loan agreement (Note 8). This new arrangement contains the following significant changes from the prior agreement: a total commitment of $525 million (vs. $405 million), a maturity date of September 30, 2006 (vs. June 30, 2005) and mandatory prepayments of excess cash flows begin May 1, 2001 (vs. May 1, 1999). There were no other significant amendments as a result of this re-financing.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


12.      Subsequent Events, continued

         Nextlink Nevada

         On January 29, 1998, CCTV entered into a Loan and Security Agreement with Nextlink Nevada. Under terms of the agreement, CCTV is obligated to loan Nextlink Nevada up to $10,000,000. Interest accrues at the rate of 12% per annum and is payable quarterly with any remaining interest and principal due on the December 29, 2000 maturity date. CCTV funded $1,250,000 of this commitment on January 30, 1998.

         Sale of PSD Stock

         On May 4, 1998, an agreement was reached under which Cox Communications, Inc. ("Cox") will purchase PSD's outstanding stock for $1.325 billion reduced by the amount of outstanding debt and other liabilities totaling approximately $780,000. This transaction closed on October 1, 1998. However, the transfer of certain assets is subject to regulatory approval, which approval is expected in the fourth quarter of 1998.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                             (thousands of dollars)



                                                                                  June 30,
                                                                                    1998
                                                                                  ---------

                                          ASSETS
Cash and cash equivalents                                                         $   9,030
Accounts receivable, net                                                              8,600
Notes receivable                                                                      8,756
Prepaid expenses                                                                        470
Investments in affiliates                                                             3,716
Investment in marketable equity securities                                            1,781
Construction in progress and inventories                                              9,735
Property, plant and equipment, net                                                  208,372
Intangible assets, net                                                               69,159
Deferred debt issuance costs, net                                                     1,549
Other assets                                                                            837
                                                                                  ---------
        Total assets                                                              $ 322,005
                                                                                  =========

                           LIABILITIES AND DEFICIENCY IN ASSETS

Accounts payable and accrued expenses                                             $  20,123
Accrued interest                                                                      5,855
Subscriber deposits and unearned income                                               8,022
Long-term debt                                                                      646,000
Contingent interest payable                                                          93,030
Capitalized lease obligation                                                          5,611
                                                                                  ---------
        Total liabilities                                                           778,641

Commitments and contingencies

Minority interest in equity of consolidated subsidiary                                2,100

Class II 8% cumulative, convertible preferred stock, $.01 par value,
     20,875 shares authorized and issued; 5,849 shares outstanding
     at June 30, 1998                                                                13,098

Deficiency in assets:
     Common stock, $.01 par value, 100,000 shares of Class A convertible and 10,000 shares each of non-voting Class B convertible and
        Class C authorized; 48,256.1322 shares of Class A and
        1,743.8678 shares of Class B issued and outstanding at
        June 30, 1998                                                                     1
     Accumulated deficit                                                           (471,267)
     Net unrealized holding loss on marketable equity securities                       (568)
                                                                                  ---------
        Total deficiency in assets                                                 (471,834)
                                                                                  ---------
        Total liabilities and deficiency in assets                                $ 322,005
                                                                                  =========


                     The accompanying notes are an integral
                       part of the financial statements.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                for the six months ended June 30, 1997 and 1998
                             (thousands of dollars)


                                                                            1997               1998
                                                                          --------           --------

Revenues                                                                  $ 78,717           $ 90,797

Operating expenses:
     Cable television and video system expenses                             40,428             46,593
     Management fees and other  administrative expenses                      3,536              3,701
     Depreciation and amortization                                          24,132             26,183
                                                                          --------           --------

Income from operations                                                      10,621             14,320

Interest expense                                                           (24,725)           (94,658)
Interest income                                                                731                823
Gain (loss) on disposal of assets                                               10               (235)
                                                                          --------           --------

Loss before equity in income (loss) of affiliates, income tax
     benefit (expense), extraordinary loss and minority interest           (13,363)           (79,750)

Equity in income (loss) of affiliates                                        1,797             (1,028)
Income tax benefit (expense)                                                   (75)               110
                                                                          --------           --------

Loss before extraordinary loss and minority interest                       (11,641)           (80,668)

Extraordinary loss on early extinguishment of debt                              --             (3,906)
Minority interest in consolidated subsidiary                                (2,110)             1,422
                                                                          ========           ========
Net loss                                                                  $(13,751)          $(83,152)
                                                                          ========           ========








                     The accompanying notes are an integral
                       part of the financial statements.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                for the six months ended June 30, 1997 and 1998
                             (thousands of dollars)

                                                                     1997               1998
                                                                   --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                        $(13,751)          $(83,152)
   Adjustments to reconcile net loss to net
        cash provided by operating activities:
      Depreciation and amortization                                  24,132             26,183
      Contingent interest                                                --             68,474
      Amortization of deferred debt issuance costs                      559                304
      (Gain) loss on disposal of assets                                 (10)               235
      Equity in (income) loss of affiliates, net                     (1,797)             1,028
      Extraordinary loss on early extinguishment of debt                 --              3,906
      Minority interest in consolidated subsidiary                    2,110             (1,422)
                                                                   --------           --------
                                                                     11,243             15,556
   Net (increase) decrease in accounts receivable,
      prepaid expenses and other assets                                (659)               258
   Net increase in accounts payable, accrued expenses,
      income taxes payable, subscriber deposits and
      unearned income and deferred compensation liability               304                626
                                                                   --------           --------

   Net cash provided by operating activities                         10,888             16,440
                                                                   --------           --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Distribution from Prime Cable Income Partners, L.P.                  509                 --
   Distribution from Prime Cable of Fort Bend, L.P.                      38                 --
   Distribution from Prime Cable Growth Partners, L.P.                  119                 --
   Distribution from Prime Cable of Hickory, L.P.                       354                 --
   Distribution from Prime Venture I Holdings, L.P.                   1,684                 --
   Increase in intangible assets                                         (1)                --
   Purchase of property, plant and equipment;
      construction in progress and inventories                      (31,102)           (32,590)
   Investment in Nextlink Nevada                                     (3,327)                --
   Investment in MultiTechnology Services, L.P.                        (440)                --
   Investment in Las Vegas One                                           --               (527)
   Issuance of note receivable                                           --             (4,250)
   Collection of notes receivable                                       115                134
   Increase in intangible assets                                         --                 (6)
   Proceeds from disposal of assets                                     133                 30
                                                                   --------           --------
   Net cash used in investing activities                            (31,918)           (37,209)
                                                                   --------           --------





                     The accompanying notes are an integral
                        part of the financial statements

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                for the six months ended June 30, 1997 and 1998
                             (thousands of dollars)


                                                         1997                1998
                                                      --------           ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from borrowings                             27,000             403,500
   Repayment of bank debt                               (1,000)           (379,500)
   Repayment of capitalized lease obligation              (148)               (190)
   Deferred debt issuance costs                           (121)             (1,213)
   Dividend to minority shareholder of
      consolidated subsidiary                                0              (1,147)
                                                      --------           ---------

   Net cash provided by financing activities            25,731              21,450

CASH AND CASH EQUIVALENTS:
   Increase during the year                              4,701                 681
   Beginning balance                                     7,294               8,349
                                                      --------           ---------

   Ending balance                                     $ 11,995           $   9,030
                                                      ========           =========

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash interest paid                                 $ 23,251           $  25,906
                                                      ========           =========

SUPPLEMENTAL SCHEDULE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES:
   Capital lease obligation incurred                  $    350           $   1,208
                                                      ========           =========

   Marketable securities distributed
   from investees                                                             $   2,349
                                                                         =========














                     The accompanying notes are an integral
                        part of the financial statements

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Please refer to the notes attached to the December 31, 1997 audited financial statements for additional disclosures that are an integral part of the financial information presented in the preceding financial statements. As of June 30, 1998, there have been no significant changes to those notes, except for the following:

1.       Basis of Presentation

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 1998 may not be indicative of the results for the year ended December 31, 1998.

2.       Recently Issued Pronouncements

         As of January 1, 1998, the Company adopted Statement 130, Reporting Comprehensive Income. Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or shareholders' equity. Statement 130 requires unrealized gains or losses on the Company's available-for-sale securities, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income.

         Total comprehensive loss for the six months ended June 30, 1997 and 1998 amounted to approximately $0 and $83,720,000, respectively.

3.       Sale of PSD Stock

         On May 4, 1998, an agreement was reached under which Cox
         Communications, Inc. ("Cox") will purchase PSD's outstanding stock for $1.325 billion reduced by the amount of outstanding debt and other liabilities totaling approximately $780 million. Closing of the transaction, which is subject to government and regulatory approvals, is expected to occur in the fourth quarter of 1998.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued

                        -------------------------------


4.       Bank Debt

         On March 27, 1998, CCTV and Subsidiaries consummated a new bank loan agreement (the "1998 Loan Agreement") using the proceeds to pay off the entire amount outstanding under the previous bank loan agreement. Under the new agreement, CCTV and Subsidiaries has $275,000,000 available under a revolving loan commitment and $250,000,000 available under a term loan commitment. Borrowings under the 1998 Loan Agreement bear interest at the bank's prime rate plus an applicable margin, or at CCTV and Subsidiaries' option, all or a specified portion of the indebtedness may be fixed for periods ranging from one month to one year based on Eurodollar rates (adjusted for reserve requirements) plus an applicable margin. The maximum applicable margin under both the revolving and term loan commitments is 0.5% for prime rate advances and 1.5% for Eurodollar advances, subject to reduction based on quarterly financial results of CCTV and Subsidiaries. Based upon the financial results for the three months ended June 30, 1998, the applicable margins were reduced to zero for prime rate advances and .875% for Eurodollar advances. CCTV and Subsidiaries is required to pay a commitment fee of up to .375% per annum (dependent on quarterly financial results) on the unused portion of the revolving loan commitment. Interest and fees are payable quarterly.

         Beginning March 31, 2001, the term and revolving loan commitments are reduced at the end of each calendar quarter as follows:

                       Quarterly Payment Amount       Quarterly Reduction of
                          Under the Term Loan        Revolving Loan Commitment
                          -------------------        -------------------------

              2001           $ 6,250,000                   $ 6,875,000
              2002           $ 6,250,000                   $ 6,875,000
              2003           $ 9,375,000                   $10,312,500
              2004           $ 9,375,000                   $10,312,500
              2005           $14,062,500                   $15,468,750
              2006           $22,916,667                   $25,208,333

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


                      -----------------------------------


4.       Bank Debt, continued

         While CCTV and Subsidiaries may elect to reduce amounts due and available under the 1998 Loan Agreement through prepayments of not less than $5,000,000, beginning in 2001 a mandatory prepayment is required each May, if, for the prior year ended December 31, CCTV and Subsidiaries' Operating Cash Flow (defined as net income before extraordinary items and gains and losses on asset sales, plus interest expense, bank fees, income taxes, depreciation, amortization and other non-cash expenses) exceeds payments made for management and consulting fees, capital expenditures, capital lease obligations, required debt service, taxes, permitted shareholder distributions and permitted investments.

         CCTV and Subsidiaries is required to make a prepayment in the amount of 50% of such excess. Additionally, a mandatory prepayment may be required in the event of asset sales (other than dispositions of obsolete inventory and equipment in the ordinary course of business) or private or public debt or equity offerings. All such prepayments permanently reduce pro-rata, the amounts due and available under the revolving and term loans.

         The 1998 Loan Agreement is collateralized by all of CCTV and Subsidiaries' assets, guarantees from all of the CCTV subsidiaries, the capital stock of CCTV, and a pledge of all rights by PMLP and Greenspun, Inc. under their management and consulting agreements. In addition, the 1998 Loan Agreement imposes numerous requirements and restrictions, including limitations on indebtedness, payments, purchases and capital expenditures. In addition, certain financial ratios must be maintained.

         In connection with the initial funding under the 1998 Loan Agreement, CCTV paid bank fees of approximately $1,064,000 which will be amortized to interest expense over the life of the agreement. Concurrently, unamortized deferred debt issuance costs totaling $3,906,000 relating to the previous bank loan agreement were written off, resulting in a loss from the early extinguishment of debt.

                 PRIME SOUTH DIVERSIFIED, INC. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, continued


                      -----------------------------------




5.       Shareholder Distributions

         In February 1998, Prime Venture I, Inc. ("PVI") received a total of 293,702 shares of General Communication, Inc. ("GCI") Class A common stock as distributions from Prime Cable Growth Partners, L.P. and Prime Venture I Holdings, L.P. In July 1998, 256,327 of these shares were distributed to the PVI Class C shareholder with the remaining 37,375 GCI shares distributed to the PSD Class II Preferred shareholders. In the latter case, the fair market value of the distributed shares reduced the overall liquidation value of the Class II Preferred stock by $205,563.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JUNE 30, 1998
                                  (UNAUDITED)


The following unaudited pro forma combined condensed balance sheet has been prepared based upon the historical consolidated balance sheets for Cox Communications, Inc. ("Cox") and Prime South Diversified, Inc. and Subsidiaries ("PSDI") as of June 30, 1998, and give effect to the acquisition of the cable television system located in Las Vegas, Nevada, and certain related businesses owned by PSDI (the "Las Vegas Acquisition") assuming such events had occurred on that date. Cox has not yet received an appraisal of the assets and properties of PSDI. The pro forma information presented may be adjusted once complete information of the fair value of PSDI assets and liabilities is developed. This statement should be read in conjunction with the historical financial statements of Cox and PSDI including the notes thereto and the notes to this unaudited pro forma combined condensed balance sheet.


                                                  JUNE 30, 1998                      ADJUSTMENTS
                                        -------------------------------   --------------------------------
                                              COX              PSDI            DEBIT             CREDIT          PRO FORMA
                                        --------------     ------------   --------------    --------------    --------------
                                                                        (Thousands of Dollars)
ASSETS
Cash                                     $      20,648     $      9,030   $                 $                 $      29,678
Accounts and notes receivable, less allowance
  for doubtful accounts                        138,311           17,356                                             155,667
Net plant and equipment                      2,117,980          218,107        18,893 (7)                         2,354,980
Investments                                  2,037,857            5,497                                           2,043,354
Intangible assets                            2,620,866           69,159     1,101,500 (10)       69,159 (4)
                                                                              385,525 (11)       33,064 (11)      4,074,827
Other assets                                    87,166            2,856                           1,549 (2)          88,473
Purchase price to be allocated                                                229,856 (1)         5,855 (3)
                                                                                1,549 (2)        18,893 (7)
                                                                              527,327 (4)         2,100 (9)
                                                                                5,000 (5)     1,101,500 (10)
                                                                              358,003 (6)
                                                                                6,613 (8)                                 -
                                         -------------     ------------   -----------       -----------       -------------

     Total assets                        $   7,022,828     $    322,005   $ 2,634,266       $ 1,232,120       $   8,746,979
                                         =============     ============   ===========       ===========       =============


LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable & accrued expenses      $     255,918     $     25,978   $     5,855 (3)   $     5,000 (5)   $
                                                                               33,064 (11)                          247,977
Deferred income                                 27,377            8,022                                              35,399
Deferred income taxes                          941,247                                            6,613 (8)
                                                                                                385,525 (11)      1,333,385
Other liabilities                               73,359                                                               73,359
Contingent interest payable                                      93,030        94,469 (1)         1,439 (1)               -
Debt                                         3,071,280          651,611                          29,163 (1)
                                                                                                293,723 (1)       4,045,777
Amounts due to Cox Enterprises, Inc. (
  "CEI")                                        49,689                                                               49,689
                                         -------------     ------------   -----------       -----------       -------------

     Total liabilities                       4,418,870          778,641       133,388           721,463           5,785,586
                                         -------------     ------------   -----------       -----------       -------------


Minority interest in equity of consolidated
  subsidiary                                         -            2,100         2,100 (9)                                 -

SHAREHOLDERS' EQUITY
     Preferred Stock                                 -                -                           2,418 (6)           2,418
     Class A Common Stock                      257,562                -                           5,668 (6)         263,230
     Class C Common Stock                       13,799                -                                              13,799
     PSDI Class A convertible Common Stock           -                1             1 (4)                                 -
     Additional paid-in capital              1,796,291                -                         349,917 (6)       2,146,208
     Retained earnings (accumulated deficit)   (34,560)        (458,169)                        458,169 (4)         (34,560)
     Foreign currency translation adjustment    15,332                -                                              15,332
     Net unrealized gain on securities         555,534             (568)                                            554,966
                                         -------------     ------------   -----------       -----------       -------------
          Total shareholders' equity         2,603,958         (458,736)            1           816,172           2,961,393
                                         -------------     ------------   -----------       -----------       -------------
          Total liabilities and
            shareholders' equity         $   7,022,828     $    322,005   $   135,489       $ 1,537,635       $   8,746,979
                                         =============     ============   ===========       ===========       =============

NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET
(Thousands of Dollars)


The following adjustments are presented to reflect the effects of recording the Las Vegas Acquisition and applying purchase accounting to the accounts of PSDI. A summary of the basis for these adjustments is as follows:



    PURCHASE PRICE PLUS NET LIABILITIES ASSUMED:

          Assumption of PSDI debt                         $     680,774
          Cash to be paid (see Note (1) below)                  293,723
          Issuance of Cox's Series A Convertible Preferred
                 Stock (see Note (6) below)                     107,065
          Issuance of Cox's Class A Common Stock (see Note (6)
                 below)                                         250,938
                                                          -------------
               Total purchase price                           1,332,500
                                                          -------------

    ALLOCATION OF PURCHASE PRICE TO TANGIBLE ASSETS:
           Estimated fair value of plant and equipment          237,000
           Deferred taxes related to plant and equipment
             write-up                                            (6,613)
            Net working capital deficit and other
             assets/liabilities of PSDI assumed or acquired         613
                                                          -------------
                                                                231,000
                                                          -------------
      Excess of purchase price over tangible assets       $   1,101,500
                                                          =============



---------------
(1) To record net borrowings of $1.4 million of incremental Bell South contingent interest, $29.2 million of incremental debt borrowings to be assumed by Cox, and $293 million for cash merger consideration to be paid to PSDI shareholders. The existing PSDI debt, incremental debt borrowings and cash merger consideration were refinanced by Cox in connection with the consummation of the Las Vegas Acquisition with proceeds from a combination of Cox's July fixed rate offering and draw down on Cox's commercial paper program and credit facilitates.

  Cash paid by Cox upon consummation of the Las Vegas Acquisition includes the following:

          Cash payments to PSDI shareholders              $     189,076
          Repayment of Bell South contingent interest            94,469
          Other cash payments                                     2,678
          Cox merger related costs and non-compete
           agreement                                              7,500
                                                          -------------
                                                          $     293,723
                                                          =============

(2) To eliminate PSDI deferred debt issuance costs. As described in Note (1), the existing PSDI debt will be refinanced in connection with the consummation of the Las Vegas Acquisition.

(3) To eliminate PSDI accrued interest. As described in Note (1), the existing PSDI debt will be refinanced in connection with the consummation of the Las Vegas Acquisition.

(4)  To eliminate historical goodwill and equity accounts of PSDI.

(5) To record estimated late fee accrual assumed by Cox as part of the Las Vegas Acquisition.

(6) To record estimated fair value of 2,418,186 shares of Series A Convertible Preferred Stock (the "Series A Stock") and 5,667,709 shares of Class A Common Stock issued to certain PSDI shareholders. The fair value is based on the average closing price of the Class A Common Stock over a specified ten-day period.

(7) To adjust plant and equipment of PSDI to estimated fair value based on preliminary estimates.

(8) To record additional deferred income taxes related to the adjustment of plant and equipment to estimated fair value. Because the Las Vegas Acquisition was structured as a tax free reorganization, a temporary difference, for which deferred taxes must be recorded, results from the adjustment of plant and equipment to fair value.

(9)  To eliminate minority interest of a PSDI subsidiary not acquired by Cox.

(10) To record intangibles resulting from the Las Vegas Acquisition. This adjustment amount represents the preliminary estimate of the excess of the purchase price plus net liabilities assumed over the fair value of tangible assets acquired, reduced by the intangibles previously recorded by PSDI.

(11) To reflect goodwill, additional deferred taxes and reduced current income taxes related to the excess purchase price over tangible assets acquired (see Note (10) above).

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

The following unaudited pro forma combined condensed statement of operations for the six months ended June 30, 1998 has been prepared from the historical results of operations of both Cox and PSDI for the period presented. This statement presents the combined revenues and expenses of Cox and PSDI as if the Las Vegas Acquisition had been consummated on January 1, 1997. This statement should be read in conjunction with the historical financial statements of Cox and PSDI, including the notes thereto, the unaudited pro forma combined condensed balance sheet and the notes to this unaudited pro forma combined condensed statement of operations. The pro forma combined results are not necessarily indicative of the combined results of future operations, and do not reflect any synergies and other cost reductions that may result from the integration of PSDI operations with Cox.



                                                                    SIX MONTHS ENDED JUNE 30, 1998
                                                ---------------------------------------------------------------------
                                                              (THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)








                                                      COX              PSDI         ADJUSTMENTS            PRO FORMA
                                                --------------   --------------  -------------------------------------
REVENUES                                        $      814,087   $       90,797               -       $       904,884

COSTS AND EXPENSES
     Operating                                         254,204           46,593                               300,797
     Selling, general and administrative               258,777            3,701                               262,478
     Depreciation                                      167,445           18,301  $        1,181   (2)         186,927
     Amortization                                       36,351            8,117           5,239   (3)
                                                                                          4,819   (4)          54,526
                                                 -------------    -------------   -------------        --------------

OPERATING INCOME                                        97,310           14,085         (11,239)              100,156


Interest expense                                      (104,128)         (94,658)         63,905   (1)        (134,881)
Equity in net losses of affiliated companies          (270,685)          (1,028)                             (271,713)
Gain on sale of affiliated companies                    77,150                                                 77,150
Gain on sale of businesses                              37,274                                                 37,274
Other, net                                               4,784            2,245          (1,422)  (6)           5,607
                                                 -------------    -------------   -------------       ---------------


INCOME (LOSS) BEFORE INCOME TAXES AND
     EXTRAORDINARY LOSS                               (158,295)         (79,356)         51,244              (186,407)

Income taxes                                            44,130              110           7,655   (5)          51,895

                                                 -------------    -------------   -------------       ---------------

NET INCOME (LOSS) BEFORE EXTRAORDINARY LOSS     $     (114,165)  $      (79,246) $       58,899       $      (134,512)
                                                ==============   ==============  ==============       ===============

Pro Forma Per Share Data:
  Income (loss) per common share of Class A
    Common Stock                                $        (0.42)                                       $         (0.49)
                                                ==============                                        ===============

  Basic weighted-average shares of Class A Common
     Stock outstanding                             271,268,152                                            276,935,861   (7)
                                                ==============                                        ===============

NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS


(1) To record additional interest expense as a result of the $293 million of net borrowings to fund certain cash payments made in connection with the consummation of the Las Vegas Acquisition as described in Note (1) to the Pro Forma Combined Condensed Balance Sheet. The adjustment also eliminates $68.5 million of interest accrued by PSDI related to Bell South contingent interest. The assumed weighted average interest rate used in the calculation was 6.3%.

(2) To record additional depreciation expense attributable to the preliminary adjustment of PSDI's plant and equipment to fair values as discussed in Note (7) to the Pro Forma Combined Condensed Balance Sheet. Such depreciation adjustment has been determined based on an estimated weighted average life of 8 years.

(3) To record amortization expense related to intangibles arising from the Las Vegas Acquisition as discussed in Note (10) to the Pro Forma Combined Condensed Balance Sheet. This adjustment reflects the amortization of the preliminary estimate of intangibles over 40 years, net of the amount of amortization previously recorded in PSDI's historical financial statements.

(4) To record additional amortization expense related to goodwill arising from the Las Vegas Acquisition as discussed in Note (11) to the Pro Forma Combined Condensed Balance Sheet. This adjustment reflects the amortization of the preliminary estimate of goodwill over 40 years.

(5) To record tax effects, at a marginal rate of 35%, of the adjustments reflected in Notes (1), (2) and (3) above and the tax benefit of PSDI's historical loss before income taxes for the six months ended June 30, 1998, which loss was previously unrecognized due to uncertainty of realization. Note that amortization expense related to goodwill arising from the Las Vegas Acquisition in Note (4) is not deductible for tax purposes.


(6) To eliminate minority interest in net income of a PSDI subsidiary not acquired by Cox.

(7) Represents shares to be outstanding following the issuance of Class A Common Stock as part of the Las Vegas Acquisition as discussed in Note (6) to the Pro Forma Combined Condensed Balance Sheet. Diluted loss per share has not been presented since the assumed conversion, exercise or contingent issuance of securities would have an anti-dilutive effect on loss per share.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                               DECEMBER 31, 1997
                                  (UNAUDITED)


The following unaudited pro forma combined condensed statement of operations for the year ended December 31, 1997 has been prepared from the historical results of operations of both Cox and PSDI for the period presented. This statement presents the combined revenues and expenses of Cox and PSDI as if the Las Vegas Acquisition had been consummated on January 1, 1997. This statement should be read in conjunction with the historical financial statements of Cox and PSDI, including the notes thereto, the unaudited pro forma combined condensed balance sheet and the notes to this unaudited pro forma combined condensed statement of operations. The pro forma combined results are not necessarily indicative of the combined results of future operations, and do not reflect any synergies and other cost reductions that may result from the integration of PSDI operations with Cox.




                                                                                YEAR ENDED DECEMBER 31, 1997
                                                        --------------------------------------------------------------------------
                                                                         (THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)


                                                              COX                PSDI             ADJUSTMENTS          PRO FORMA
                                                        ----------------   ----------------    ----------------    ---------------
REVENUES                                                $      1,610,364   $        163,524                        $    1,773,888

COSTS AND EXPENSES
     Operating                                                   491,228             87,117                               578,345
     Selling, general and administrative                         509,301              6,823                               516,124
     Depreciation                                                329,951             34,224    $      2,362 (2)           366,537
     Amortization                                                 74,587             15,068          11,643 (3)
                                                                                                      9,638 (4)           110,936
                                                        ----------------   ----------------    ------------        --------------

OPERATING INCOME                                                 205,297             20,292         (23,643)              201,946

Interest expense                                                (202,136)           (50,739)        (10,874)(1)          (263,749)
Equity in net income (losses) of affiliated companies           (404,440)               189                              (404,251)
Gain (loss) on sale and exchange of cable television systems      51,835               (259)                               51,576
Gain on issuance of stock by affiliated companies                 90,796                                                   90,796
Gain on sale of affiliated companies                             248,656                                                  248,656
Loss on write down of affiliated company                        (183,914)            (1,967)                             (185,881)
Other, net                                                         3,918             (2,338)          2,338 (6)             3,918
                                                        ----------------   ----------------    ------------        --------------

INCOME (LOSS) BEFORE INCOME TAXES                               (189,988)           (34,822)        (32,179)             (256,989)
Income taxes                                                      53,496               (197)         20,895 (5)            74,194

                                                        ----------------   ----------------    ------------        --------------
NET INCOME (LOSS)                                       $       (136,492)  $        (35,019)   $    (11,284)       $     (182,795)
                                                        ================   ================    ============        ==============

Per Share Data:
  Income (loss) per common share of Class A Common
     Stock                                              $          (0.50)                                          $        (0.66)
                                                        ================                                           ==============
  Basic weighted-average shares of Class A Common
     Stock outstanding                                       270,500,791                                              276,168,500(7)
                                                        ================                                           ==============

NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

(1) To record additional interest expense as a result of the $293 million of net borrowings to fund certain cash payment made in connection with the consummation of the Las Vegas Acquisition as described in Note (1) to the Pro Forma Combined Condensed Balance Sheet. The assumed weighted average interest rate used in the calculation was 6.3%.

(2) To record additional depreciation expense attributable to the preliminary adjustment of PSDI's plant and equipment to fair values as discussed in Note (7) to the Pro Forma Combined Condensed Balance Sheet. Such depreciation adjustment has been determined based on an estimated weighted average life of 8 years.

(3) To record amortization expense related to intangibles arising from the Las Vegas Acquisition as discussed in Note (10) to the Pro Forma Combined Combined Condensed Balance Sheet. This adjustment reflects the amortization of the preliminary estimate of intangibles over 40 years, net of the amount of amortization previously recorded in PSDI's historical financial statements.

(4) To record amortization expense related to goodwill arising from the Las Vegas Acquisition as discussed in Note (11) to the Pro Forma Combined Condensed Balance Sheet. This adjustment reflects the amortization of the preliminary estimate of goodwill over 40 years.

(5) To record tax effects, at a marginal rate of 35%, of the adjustments reflected in Notes (1), (2) and (3) above and the tax benefit of PSDI's historical loss before income taxes for the year ended December 31, 1997, which loss was previously unrecognized due to uncertainty of realization. Note that amortization expense related to goodwill arising from the Las Vegas Acquisition in Note (4) is not deductible for tax purposes.

(6) To eliminate minority interest in net income of a PSDI subsidiary not acquired by Cox.

(7) Represents shares to be outstanding following the issuance of Class A Common Stock as part of the Las Vegas Acquisition as discussed in Note (6) to the Pro Forma Combined Condensed Balance Sheet. Diluted loss per share has not been presented since the assumed conversion, exercise or contingent issuance of securities would have an anti-dilutive effect on loss per share.